                                                                     EXHIBIT 5.1

                        [CMS Cameron McKenna Letterhead]

The Directors
Protherics PLC
Beechfield House
Lyme Green Business Park
Macclesfield
Cheshire SK11 OJL



                                                               27 September 1999

Dear Sirs

You have requested our opinion with respect to certain matters of English law in connection with the Registration Statement on Form S-8 (the "Registration Statement") to be filed by Protherics PLC ("Protherics") with the Securities and Exchange Commission, in connection with the registration under the Securities Act of 1933, as amended, of up to 1,744,487 Ordinary Shares of 2 pence each in Protherics (the "Shares") issuable upon the exercise of certain warrants and stock options held by employees of Therapeutic Antibodies Inc. ("TAb") as provided for pursuant to the terms of the Agreement and Plan of Merger by and among, Therapeutic Antibodies Inc., Protherics (then called Proteus International plc) and PI Merger Sub Inc., dated as of May 20, 1999
(the "Merger Agreement") by which Protherics acquired TAb. As your UK legal Counsel, we have examined the proceedings taken and are familiar with the proceedings proposed to be taken in connection with the issue of the Shares.

It is our opinion that, upon completion of the proceedings being taken or to be taken prior to the issue of the Shares, and upon completion of the proceedings being taken in order to permit such transactions to be carried out in accordance with the securities laws of the United States and the various states in the United States and in the United Kingdom, where required, the Shares when issued in accordance with the terms of the Merger Agreement will be legally and validly issued, fully paid and non-assessable.

Our opinions expressed above are limited to the laws of England and Wales and we do not express any opinion herein concerning any other law.

We consent to the filing of this Opinion as an exhibit to the Registration Statement.

Yours truly,

/s/ CMS Cameron McKenna